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                                                                    Exhibit 10.1

                           United Parcel Service, Inc.
                      Restricted Stock Unit Award Agreement
               2006 Long-Term Incentive Performance (LTIP) Awards
                               (Not Transferable)

     THIS CERTIFIES THAT _______________ has been granted a target award of ______ Restricted Stock Units ("RSUs"). Each RSU has a value that equals the value of one share of the class A common stock of UNITED PARCEL SERVICE, INC., a Delaware corporation (the "Company"). A RSU is sometimes referred to as a "long-term incentive performance award" or "LTIP."

                              Terms and Conditions

     1. Plan. This target award is granted pursuant to the United Parcel Service, Inc. Incentive Compensation Plan (the "Plan"), and is subject to the conditions and limitations set forth in the Plan document, as the same may be amended from time to time. All of the terms and provisions of the Plan are incorporated herein by reference. Terms not defined in this award agreement are defined in the Plan.

     2. Measurement Tranches.

          (a) General Rule. Ninety percent (90%) of your target award is divided into 3 substantially equal annual performance measurement tranches (one for each calendar year during the 3-year award cycle running from January 1, 2006 through December 31, 2008 (the "LTIP cycle")) and ten percent (10%) of your target award is based on satisfaction of an earnings target for calendar year 2008 (the "earnings measurement tranche"):

Tranche                           Target RSUs
-------                           -----------
Performance Measurement - 2006
Performance Measurement - 2007
Performance Measurement - 2008
Earnings Measurement - 2008

          (b) Performance Measurement Tranches. The number of RSUs actually earned for each performance measurement tranche will be determined after the end of the relevant calendar year based on the achievement of specific performance targets established for that year and the applicable performance target matrix (discussed below). The performance criteria for 2006 - 2008 are growth in consolidated revenue (i.e., total company revenue, excluding inter-company revenue, as reported in the Company's quarterly and annual financial statements) and consolidated operating return on invested capital. The Committee retains the discretion to adjust the Company's results during the LTIP cycle to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of the performance targets.

     For each RSU performance measurement tranche, the Committee will develop a performance target matrix that will provide for 100% payment of the target RSUs for the tranche upon 100% achievement of the performance targets for the year and that also may provide for payment of a percentage less than or more than 100% of the target RSUs for the tranche based on achievement of performance targets at a percentage less than or more than, respectively, 100%. Your performance targets matrix for 2006 is attached as Exhibit A. Performance targets matrices for 2007 and 2008 will be provided to you in the first quarter of the applicable year. At the end of each year, the Committee will certify the extent to which the performance targets have been achieved and the resulting RSUs earned for the tranche. Once the payment percentage for a particular tranche has been applied to a performance measurement tranche, the

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number of RSUs in that tranche is fixed. After the number of RSUs in a performance measurement tranche becomes fixed, the RSUs in that tranche will be credited to your RSU account.

          (c) Earnings Measurement Tranche. The earnings target for calendar year 2008 is set forth on the attached Exhibit A. You will receive this portion of your award only if the Company meets the earnings target for the 2008 calendar year and you are employed in an eligible job classification by the Company or a Subsidiary on January 31, 2009. If the earnings target is not met or you are not employed in an eligible job classification with the Company or a Subsidiary on January 31, 2009, you will not receive this portion of your award. For this purpose, earnings means net income as reported in the Form 10-K filed by the Company with the Securities and Exchange Commission for the year ending December 31, 2008, as adjusted in the Committee's discretion to exclude the effects of certain transactions and accounting changes for purposes of determining achievement of the earnings target. After the Form 10-K for the year ending December 31, 2008 is filed, the Committee will certify if the earnings target has been met and the RSUs credited to your account, if any, for the earnings measurement tranche.

     3. Bookkeeping Account. A bookkeeping account will be maintained to keep track of the RSUs you earn and any dividend equivalents attributable to your RSUs as described below.

     4. Dividend Equivalents. The RSUs credited to your account that are attributable to a particular performance measurement tranche will be credited quarterly with dividend equivalent units for dividends paid on a share of the Company's class A common stock, by

     - multiplying the cash (or stock) dividend paid per share of the Company's class A common stock by the number of RSUs (and previously credited dividend equivalent units) attributable to that tranche prior to adjustment for dividends, and

     - dividing the product determined above by the New York Stock Exchange closing price of the Company's class B common stock on the day the dividend is declared.

Each dividend equivalent unit has a value equal to one share of the Company's class A common stock. Each quarter, the Committee will authorize the crediting of the dividend equivalent units. Dividend equivalent units will vest at the same time as the underlying RSU tranche (discussed below).

     5. Vesting.

          (a) General Rule. The RSUs and dividend equivalent units credited to your account during the LTIP cycle will vest on January 31, 2009; provided that you are employed by the Company or a Subsidiary on that date. The benefit payable to you will be based entirely on the number of vested RSUs and dividend equivalent units credited to your account at the time the award becomes payable, generally, on March 13, 2009 following the completion of the LTIP cycle.

          (b) Demotion. If you are demoted before January 31, 2009 to a position that would have been ineligible to receive a LTIP award under the 2006 LTIP program, you will forfeit any right to RSUs for the performance measurement tranche for the year in which your demotion occurs and any performance measurement tranche commencing after your demotion. You also will forfeit any right to RSUs for the earnings measurement tranche. You will retain any RSUs and dividend equivalent units credited to your account prior to your demotion, subject to satisfaction of the vesting requirements of Section 5(a) or (c) of this award agreement.

          (c) Death, Disability or Retirement. If your employment terminates by reason of your death, disability or retirement (as defined in the Plan) before January 31, 2009, you immediately will vest in any RSUs and dividend equivalent units for a performance measurement tranche that was completed prior to your termination. You will forfeit any right to RSUs for the performance measurement tranche for the year in which your termination occurs and any performance measurement tranche commencing after your termination. You also will forfeit any right to RSUs for the earnings measurement tranche. Further, if you terminate employment before January 31, 2009 other than by reason of death, disability or retirement,

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you will forfeit this award in its entirety.

     6. Shares. A number of shares of the Company's class A common stock equal to the number of vested RSUs and dividend equivalent units credited to your account (less shares withheld to pay taxes) will be transferred to you on March 13, 2009, except that if your employment terminates by reason of your death, the shares will be transferred to your estate no later than March 13 after the end of the calendar year of your death.

     7. Nontransferable. This award and your RSUs and dividend equivalent units are not transferable except by will or the laws of descent and distribution.

     IN WITNESS WHEREOF, UNITED PARCEL SERVICE, INC. has caused this Restricted Stock Unit Award to be issued as of March 1, 2006.

ATTEST:                                 UNITED PARCEL SERVICE, INC.


-------------------------------------   ----------------------------------------
Secretary                               Chairman and Chief Executive Officer
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                                    EXHIBIT A
                            2006 LTIP PAY-OUT MATRIX
                   EARNINGS TARGET 2008: ___________________

2006 TARGETS:
REVENUE GROWTH: _____%
OPERATING ROIC: _____%

                                                     REVENUE GROWTH
                 -------------------------------------------------------------------------------------
                 ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%
                   OR      TO      TO     TO       TO     TO       TO      TO     TO       TO      OR
OPERATING ROIC    LESS   ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%   ____%    MORE
--------------   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
____% OR MORE     105%    110%    115%    120%    125%    130%    135%    140%    145%    150%    150%

____% TO ____%    100%    105%    110%    115%    120%    125%    130%    135%    140%    145%    150%

____% TO ____%     95%    100%    105%    110%    115%    120%    125%    130%    135%    140%    145%

____% TO ____%     90%     95%    100%    105%    110%    115%    120%    125%    130%    135%    140%

____% TO ____%     85%     90%     95%    100%    105%    110%    115%    120%    125%    130%    135%

____% TO ____%     80%     85%     90%     95%    100%    105%    110%    115%    120%    125%    130%

____% TO ____%     75%     80%     85%     90%     95%    100%    105%    110%    115%    120%    125%

____% TO ____%     70%     75%     80%     85%     90%     95%    100%    105%    110%    115%    120%

____% TO ____%     65%     70%     75%     80%     85%     90%     95%    100%    105%    110%    115%

____% TO ____%     60%     65%     70%     75%     80%     85%     90%     95%    100%    105%    110%

____% TO ____%     55%     60%     65%     70%     75%     80%     85%     90%     95%    100%    105%

____% TO ____%     50%     55%     60%     65%     70%     75%     80%     85%     90%     95%    100%

____% OR LESS       0%     50%     55%     60%     65%     70%     75%     80%     85%     90%     95%